UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2007
(Date of Report)

Global Advance Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-140320	98-0513637
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Geva Street 13/10 Netanya, Jerusalem	42319
(Address of principal executive offices)	(Zip Code)

01197298346829
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 Stock Purchase Agreement

Item 1.01 Entry into a Material Definitive Agreement.

         On November 21, 2007, Global Advance Corp. (the "Registrant") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Rocky Global Enterprises Ltd. and Beaux Beaux Partnership (the "Buyers"), and Oren Rozenberg and Judah Steinberger (collectively, the "Sellers"). There were no material relationships between the Registrant or its affiliates and any of the parties to the Stock Purchase Agreement, other than in respect of the Stock Purchase Agreement.

         Pursuant to the terms and conditions of the Stock Purchase Agreement, the Buyers acquired from the Sellers 1,934,250 shares of common stock of the Registrant (the "Transaction"). A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

         The Buyers acquired control of the Registrant on November 21, 2007. The Buyers acquired control by purchasing approximately 64% of the issued and outstanding shares of common stock of the Registrant directly from the Sellers on the terms and conditions set forth in the Stock Purchase Agreement. The Buyers paid an aggregate of $450,000.00 for the shares of common stock acquired by them pursuant to the Stock Purchase Agreement. The Buyers used its working capital to fund the purchase of the shares that it acquired.

         Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the "Board of Directors") may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

         Immediately prior to the closing of the Transaction, Oren Rozenberg and Judah Steinberger served as the members of the Board of Directors. Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, (1) the Buyers' nominee, Krystal Rocha, was appointed to the Board of Directors, (2) Judah Steinberger resigned from all corporate offices and from the Board of Directors; (3) Oren Rozenberg tendered a resignation from the Board of Directors, effective as of ten days after the delivery to the shareholders of the Registrant of an Information Statement pursuant to Rule 14f, and (4) the parties agreed to appoint the Buyer's nominee, Krystal Rocha, to the Board of Directors at a future date to be determined by the Buyers.

         The Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)) immediately before the change in control effected by the Transaction. Accordingly, pursuant to the requirements of

Item 5.01(a)(8) of Current Report on Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting the Registrant's common stock, which is the only class of its securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Registrant and its securities upon consummation of the Transaction.

         Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information contained in Items 1 and 2 of Part I and Items 1, 2 and 6 of Part II of the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, is hereby incorporated by reference into this Current Report on Form 8-K under Item 5.01 hereof.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information, as of November 27, 2007, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(3)

Rocky Global Enterprises Ltd. Frontstreet 5, Suite 5 Philipsburg, St. Maarten	1,000,000	33%
Krystal Rocha, President & Director Nominee 24955 Pacific Coast Highway Malibu, CA 90265	0%	0%
Beaux Beaux Partnership 115 Reynosa Road Carencro, La.	934,250	31%
All directors and executive officers as a group	0%	0%
Total Beneficial Owners(2)	1,934,250	64%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.
(2)	Based on 3,025,000 shares of Common Stock outstanding.

         Change in Control Arrangements

         With the completion of the Transaction, there are currently no arrangements that would result in a change in control of the Registrant.

         Directors, Executive Officers, Promoters and Control Persons

         Krystal Rocha, Director Nominee, President, Chief Executive Officer, Chief Financial Officer and Secretary

         Information about Ms. Rocha is set forth below in Item 5.02 of this Current Report on Form 8-K under "Appointment of Krystal Rocha to the Board of Directors."

         Oren Rozenberg, Chief Executive Officer and Director

         Oren Rozenberg has been our CEO, Principle executive officer, and member of our Board of Directors since our inception in October 2006. Mr. Rozenberg served in a special armed forces unit in the Israeli army from the years 1995 until 1999 and thereafter studied and received his BA in Business management and insurance studies. He has been working as an Insurance agent at Landau Yuval an Israeli Insurance Brokerage House from the year 2001 to the present.

         Executive Compensation

         Shown on the table below is information on the annual and long-term compensation for services rendered to the Registrant in all capacities, for the fiscal year ended December 31, 2007 (our first year in existence), paid by the Registrant to all individuals serving as the Registrant's chief executive officer or acting in a similar capacity during the fiscal year ended December 31, 2007 (our first year in existence), regardless of compensation level. During the last completed fiscal year, the Registrant did not pay aggregate compensation to any executive officer in an amount greater than $100,000.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts ($)	All Other Compensation
Krystal Rocha	Director, President, CEO, CFO, Secretary	2007	$0	0	0	0	0	0	0

Oren Rozenberg	Former President CEO	2007	$0	0	0	0	0	0	0

Judah Steinberger	Former Secretary	2007	$0	0	0	0	0	0	0

         To date, no compensation has been awarded to, earned by or paid to Ms. Rocha, in her capacity as chief executive officer, chief financial officer, chairman of the board, and Secretary of the Registrant.

         Director Compensation

         The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

         Certain Relationships and Related Transactions

         There have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

         Indemnification of Directors and Officers

         The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         Appointment of Krystal Rocha to the Board of Directors

         Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on November 26, 2007, Krystal Rocha was appointed to the Board of Directors.

         Ms. Rocha, born in January 1978, age 25, has been employed as a Market Analyst by Gallagher Benefit Services, a subsidiary of Arthur J. Gallagher Inc. from March 2004 until December 2006, where she created proposals and analyzed market trends. She was then employed as the director and President by Today.com from February 2007 until present.

         Ms. Rocha does not hold any other directorships with reporting companies in the United States. There are no family relationships between Ms. Rocha and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Ms. Rocha (or any member of her immediate family) had or is to have a direct or indirect material interest.

         Ms. Rocha has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Ms. Rocha has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Ms. Rocha has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

         Departure of Oren Rozenberg as Chief Executive Officer, President and Director

         Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, Oren Rozenberg has tendered his resignation as Chief Executive Officer, President and has tendered a resignation from the Board of Directors, effective as of ten days after the delivery to the shareholders of the Registrant of an Information Statement pursuant to Rule 14f.

         Departure of Judah Steinberger as Chief Financial Officer and Secretary

         Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on November 21, 2007, Judah Steinberger resigned as the Chief Financial Officer and Secretary of the Registrant.

         Appointment of Krystal Rocha as Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary

         Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on November 21, 2007, the Registrant appointed (1) Krystal Rocha as its Chief Executive Officer, Chief Financial Officer, and Secretary. There are no employment agreements between the Registrant and Krystal Rocha.

         Krystal Rocha

         Information about Ms. Rocha is set forth above under "Appointment of Krystal Rocha to the Board of Directors."

Item 9.01 Financial Statements and Exhibits.

         (d)   Exhibits.

Exhibit 10.1	Stock Purchase Agreement, dated as of November 21, 2007, by and among Global Advance Corp., Oren Rozenberg and Judah Steinberger.

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2007
/s/ Krystal Rocha
Krystal Rocha
Chief Executive Officer, President, Secretary